Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-239654 and 333-239652) and Form S-8 (File Nos. 333-253577, 333-237090 and 333-232278) of our report dated February 26, 2021 relating to the consolidated financial statements of Atreca, Inc. for the year ended December 31, 2020, which appears in this Annual Report on Form 10-K.

/s/ OUM & Co. LLP

San Francisco, California

March 3, 2022